Exhibit 99.2

Fluidigm Completes $250 Million Strategic Capital Infusion and Changes Name to Standard BioTools Inc.

New Trading Symbol (NASDAQ:LAB) Expected to be Effective April 6, 2022

Appoints New Management Team and Additional Board Members with Significant Experience to

Reinvigorate Growth and Enhance Product Portfolio

Embarks on New Chapter of Focused Execution and Growth

SOUTH SAN FRANCISCO, Calif., April 4, 2022 — Fluidigm Corporation (Nasdaq:FLDM) today announced the closing of the previously announced strategic capital infusion from leading life sciences investors Casdin Capital, LLC (“Casdin”) and Viking Global Investors LP (“Viking”). Fluidigm has been renamed Standard BioTools Inc. (“Standard BioTools”) and its common stock is expected to begin trading on Nasdaq under the symbol “LAB” as of the open of market on April 6, 2022. Standard BioTools Inc. will focus on significantly advancing its mission to become an essential solutions partner to the life science industry focused on the highest growth areas of biological discovery and development.

As previously announced, Dr. Michael Egholm will become President and Chief Executive Officer and Alex Kim will serve as Chief Operating Officer leading transformation activities, effective immediately.

Additionally, Alex Arfaei will serve as Senior Vice President, Corporate Development and Investor Relations. Mr. Arfaei has 20 years of experience in life sciences including twelve years as a high-ranking equity research analyst, and more recently as a partner at a life science venture capital firm.

Jeremy Davis will serve as the company’s new Chief Commercial Officer following the previously-announced resignation of Colin McCracken, effective as of June 12, 2022. Mr. Davis brings more than two decades of business leadership, driving commercial and operational improvements for world class manufacturing businesses and their associated service centers across the globe.

The new team members will join current management team members Vikram Jog (CFO), Nick Khadder (SVP, General Counsel & Corporate Secretary), Brad Kreger (SVP, Global Operations), Angela Peters (Chief Human Resources Officer), and Emi Zychlinsky (SVP, Regulatory Affairs and Quality Assurance). Fluidigm CEO Chris Linthwaite has stepped down and will remain in an advisory role until November 30, 2022, to ensure a smooth transition.

The newly constituted Board of Directors will comprise eight individuals including, as previously announced, Dr. Egholm, Eli Casdin, Dr. Martin D. Madaus, and Dr. Frank Witney. Dr. Carlos Paya, Dr. Bill W. Colston, Gerhard F. Burbach, and Laura M. Clague will continue to serve as independent directors, with Dr. Paya remaining the Board’s Chairman. Chris Linthwaite, Nicolas Barthelemy and Dr. Ana K. Stankovic, members of the current Board, left the Board in connection with the closing of the strategic capital infusion.

Dr. Carlos V. Paya, Chairman of Standard BioTools, said, “We are pleased to complete this important investment and begin a new chapter for our company focused on execution, cost optimization, and high-growth initiatives. With Michael at the helm, I am confident in the ability of Standard BioTools’ management team to realize new opportunities within the Company’s two major platforms, mass cytometry and microfluidics, while consolidating complementary technologies across the life science ecosystem. I thank our departing Board members for their service and contributions to accomplishing this transaction, and I look forward to continuing to work alongside my fellow Board members to deliver on our commitment to improving the human condition and creating improved shareholder value.”

“Today begins a new, transformational journey for Standard BioTools to reach the highest growth opportunities within biological discovery and development,” said Dr. Egholm. “We have an outstanding team, sufficient resources, and meaningful ambitions that will all contribute to our ability to accelerate breakthroughs in human health. Together with the Board and management team, as well as the support of Casdin and Viking, I am excited to continue pioneering new technologies and capabilities within discovery and translational research. Our renewed focus on targeted end-applications, key partnerships, and improved business processes and execution gives me great confidence in the future of our Company with a keen focus on improving top- and bottom-line financial results.”

Advisors

Jefferies LLC is serving as financial advisor to Fluidigm and Wilson Sonsini Goodrich & Rosati, Professional Corporation is serving as legal advisor.

Centerview Partners LLC is serving as financial advisor to Casdin and Viking. Legal advisors are Paul, Weiss, Rifkind, Wharton & Garrison LLP serving Casdin and Kirkland & Ellis LLP serving Viking.

About Standard BioTools Inc.

Standard BioTools, previously known as Fluidigm, is driven by a bold vision – unleashing tools to accelerate breakthroughs in human health. Standard BioTools has an established portfolio of essential, standardized next-generation technologies that help biomedical researchers develop medicines faster and better. As a leading solutions provider, the Company provides reliable and repeatable insights in health and disease using its proprietary mass cytometry and microfluidics technologies that help transform scientific discoveries into better patient outcomes. Standard BioTools works with leading academic, government, pharmaceutical, biotechnology, plant and animal research, and clinical laboratories worldwide, focusing on the most pressing needs in translational and clinical research, including oncology, immunology, and immunotherapy. Learn more at standardbiotools.com, or connect with us on Twitter, Facebook, LinkedIn, and YouTube.

Fluidigm, the Fluidigm logo and CyTOF are trademarks and/or registered trademarks of Fluidigm Corporation or its affiliates in the United States and/or other countries. All other trademarks are the sole property of their respective owners. Fluidigm products are provided for Research Use Only. Not for use in diagnostic procedures.

Available Information

Standard BioTools uses its website (standardbiotools.com), investor site (investors.standardbiotools.com), corporate Twitter account (@fluidigm), Facebook page (facebook.com/Fluidigm), and LinkedIn page (linkedin.com/company/fluidigm-corporation) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and Standard BioTools may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Standard BioTools’ website and our social media accounts in addition to following its press releases, SEC filings, public conference calls, and webcasts.

About Casdin Capital

Casdin Capital, LLC is a New York-based research investment firm focused on the innovations currently reshaping life sciences and healthcare. Founded in 2011, and with an eye to long-term returns and disruptive technologies, Casdin Capital is a trusted investor-partner in both private and public companies, collaborating with industry leaders to fuel their visions, adding energy, insight, and experience to the firm’s over $3 billion under management. For more information, please visit casdincapital.com.

About Viking Global Investors

Founded in 1999, Viking is a global investment management firm that manages approximately $48 billion of capital for its investors. It has offices in Greenwich, New York, Hong Kong, London, and San Francisco and is registered as an investment adviser with the U.S. Securities and Exchange Commission. For more information, please visit www.vikingglobal.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding: Standard BioTools’ expectations to accelerate growth and innovation; expectations for portfolio expansion; cost structure optimization; ability to achieve greater breadth and scale; expectations to realize new opportunities within mass cytometry and microfluidics; our ability to improve the human condition; expectations for the transaction to create significant value for all stakeholders; improvements to the Company’s balance sheet; and other expectations for Standard BioTools following the closing of the transaction. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to risks relating to: the potential adverse effects of the coronavirus pandemic on our business and operating results; changes in Standard BioTools’ business or external market conditions; uncertainties in contractual relationships; customers and prospective customers continuing to curtail or suspend activities utilizing our products; our ability and/or the ability of the research institutions utilizing our products and technology to obtain and maintain Emergency Use Authorization from the FDA and any other requisite authorizations or approvals to use our products and technology for diagnostic testing purposes; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; interruptions or delays in the supply of components or materials for, or manufacturing of, Standard BioTools’ products; reliance on sales of capital equipment for a significant proportion of revenues in each quarter; seasonal variations in customer operations; unanticipated increases in costs or expenses; uncertainties in contractual relationships; reductions in research and development spending or changes in budget priorities by customers; Standard BioTools’ research and development and distribution plans and capabilities; interruptions or delays in the supply of components or materials for, or manufacturing of, Standard BioTools’ products; potential product performance and quality issues; risks associated with international operations; intellectual property risks; and competition. Information on these and additional risks and uncertainties and other information affecting Standard BioTools’ business and operating results is contained in its Annual Report on Form 10-K for the year ended December 31, 2021, and in its other filings with the Securities and Exchange Commission (the “SEC”). These forward-looking statements speak only as of the date of this communication. Standard BioTools disclaims any obligation to update these forward-looking statements except as may be required by law.

Contacts:

Media:

Mark Spearman

650 243 6621

mark.spearman@fluidigm.com

Investors:

Peter DeNardo

415 389 6400

ir@fluidigm.com